Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-33730) and Form S-8 (File Nos. 333-75487, 333-91589 and 333-100515) of MetroCorp Bancshares, Inc. of our report dated March 14, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Houston, Texas
March 14, 2006